Exhbit 1.6	EXECUTION COPY

VENTRUS BIOSCIENCES, INC.

220,000 Shares of Series A Non-Voting Convertible Preferred Stock

Underwriting Agreement

January 30, 2013

William Blair & Company, L.L.C.

222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

Ventrus Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 220,000 shares (the “Offered Shares”) of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, of the Company (“Preferred Stock”) to William Blair & Company, L.L.C. (the “Underwriter”, “William Blair” or “you”), in an offering under its registration statement on Form S-3 (Registration No. 333-179259). The 2,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of the Offered Shares are hereinafter referred to as the “Conversion Shares”, and the Offered Shares and Conversion Shares are hereinafter collectively referred to as the “Shares”.

1. The Company represents and warrants to, and agrees with, the Underwriter (as defined below) that:

(A) Compliance with Registration Requirements. A registration statement on Form S-3 (File No. 333-179259) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, and any preliminary prospectus supplement to the base prospectus included in the Initial Registration Statement and filed with the Commission pursuant to Rule 424(b) under the Securities Act, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the base prospectus included in the Initial Registration Statement as supplemented by any preliminary prospectus supplement thereto, is hereinafter called a “Preliminary Prospectus.”

The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus, including any prospectus supplement thereto, filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof, and deemed by virtue of Rule 430B or Rule 430C under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the Preliminary Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement.”

The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(D) hereof) is hereinafter called the “Pricing Prospectus.”

The Pricing Prospectus, including the base prospectus in the Registration Statement and any prospectus supplement thereto, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.”

Any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 405 under the Securities Act prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

The Pricing Prospectus, together with the information included in Schedule I(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed pursuant to Rule 433 under the Securities Act, is hereinafter called the “Pricing Disclosure Package.”

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, did and will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”).

Each document incorporated by reference in the Pricing Disclosure Package and the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further document so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such document becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

2

For the purposes of this Underwriting Agreement (this “Agreement”), the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package in reliance upon and in conformity with the Underwriter Information.

The Registration Statement, (a) at the time it initially became effective, (b) at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (c) at the time of the first contract of sale for the Offered Shares, and (d) as of the Closing Date (as defined in Section 4 below), conformed and will conform, and the Prospectus (a) on its date, (b) at the time of filing the Prospectus pursuant to Rule 424(b), and (c) as of the Closing Date, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(B) No Material Adverse Change in Business. Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority; (ii) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (iii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company (a “Material Adverse Effect”).

3

(C) Independent Accountants. The accountants who certified the financial statements and supporting schedules thereto, if any, included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations and Rule 3600T of the Public Company Accounting Oversight Board.

(D) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus. The other financial and related statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been derived from the accounting records of the Company, presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the Company.

(E) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which such qualification is required, whether by reason of its ownership or lease of property or the conduct of its business, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(F) Subsidiaries. The Company has no subsidiaries.

(G) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the exercise or conversion, if any, of outstanding securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company have been issued in violation of preemptive or similar rights of any security holder of the Company.

(H) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(I) Authorization and Description of Shares. The Offered Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and not subject to any preemptive or other similar rights of any security holder of the Company; the Conversion Shares have been duly authorized and reserved for issuance pursuant to the terms of the Preferred Stock, and when issued by the Company upon valid conversion of the Offered Shares and payment of the conversion price, will be duly and validly issued, fully paid and non-assessable, not subject to any liens or preemptive or similar rights; the Offered Shares and the Conversion Shares conform as to legal matters in all material respects to the respective descriptions thereof contained in the Pricing Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder.

4

(J) Absence of Defaults and Conflicts. The Company is not (A) in violation of its charter or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action by the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(K) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(L) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company is a party or to which any of the properties of the Company is subject (A) other than proceedings accurately described in all material respects in the Pricing Disclosure Package and proceedings that would not have a Material Adverse Effect or, if determined adversely to the Company, would not materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Pricing Disclosure Package or (B) that are required to be described in the Registration Statement or the Pricing Disclosure Package and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement by the Securities Act or the Securities Act Regulations that are not described or filed as required. The Pricing Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(M) Compliance with Applicable Laws. Except as described in the Pricing Disclosure Package and the Prospectus, the Company is not in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

5

(N) Possession of Intellectual Property. The Company owns, possesses or has valid, binding and enforceable rights to use the Company Intellectual Property (as defined below). Except as described in the Pricing Disclosure Package and the Prospectus, (A) the Company has not received any written notice, nor to the Company’s knowledge, any other notice, of any infringement by the Company with respect to any Intellectual Property (as defined below) of any third party, (B) the development and commercialization of the products or product candidates of the Company described in the Pricing Disclosure Package or the Prospectus do not, to the Company’s knowledge, infringe any issued patent claim of any third party, (C) to the Company’s knowledge, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party (except for payment of license fees for off-the-shelf software) in connection with the Company’s use of the Company Intellectual Property, (D) to the Company’s knowledge, no third party has any ownership rights in or to any Company Intellectual Property, except such Company Intellectual Property that is licensed to the Company, (E) all patents and patent applications owned by the Company and, to the Company’s knowledge, all patents to which the Company has the enforceable right of use (the “Company Patents”) have been duly and properly filed, (F) the Company is not aware of any material information required to be disclosed to the United States Patent and Trademark Office (the “PTO”) that was not disclosed to the PTO, (G) the Company is not aware of any facts which would preclude the Company from having clear title to the Company Patents, (H) the Company is not aware of any facts that it believes would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in violation of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign to the Company Intellectual Property, or obligation not to use third party Intellectual Property or other proprietary rights on behalf of the Company. The Company owns, possesses or has valid, binding and enforceable rights to use, all Intellectual Property necessary to conduct its business as described in the Pricing Disclosure Package and the Prospectus. For purposes of this Agreement, “Intellectual Property” means patents, patent rights, trademarks, servicemarks, trade dress rights, copyrights, trade names and domain names, and all registrations and applications for each of the foregoing, trade secrets, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions and technology, and “Company Intellectual Property” means Intellectual Property that is used in any material respect for the business of the Company as currently conducted or as proposed to be conducted, as described in the Pricing Disclosure Package and the Prospectus.

(O) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, including the offering and sale of the Offered Shares, except such as have been obtained or as may be required under the Securities Act, the Securities Act Regulations, state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or The Nasdaq Stock Market.

(P) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(Q) Possession of Licenses and Permits. Except in each case as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company (i) is and at all times has been in material compliance with all federal, state, local and foreign statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, handling, marketing, labeling, advertising, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, subject to an approved New Drug Application, or manufactured or distributed by or on behalf of the Company, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Controlled Substances Act (“Industry Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other similar correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (the “DEA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Industry Laws or any licenses, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Industry Laws (“Healthcare Permits”); (iii) possesses all material Healthcare Permits, which are valid and in full force and effect, and is not in material violation of any term of any such Healthcare Permit, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any Healthcare Permit or results in any other material impairment of the rights of the holder of any Healthcare Permit; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Industry Laws or Healthcare Permits, and has no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Healthcare Permit, and has no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Industry Laws or Healthcare Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, correction, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Company, no third party has initiated, conducted or intends to initiate any such notice or action.

6

(R) Preclinical Studies and Tests and Clinical Trials. (i) To the Company’s knowledge, the preclinical and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Industry Laws and Healthcare Permits; (ii) the descriptions of the results of such studies, tests and trials contained or incorporated by reference in the Pricing Disclosure Package are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; (iii) except to the extent disclosed in each of the Pricing Disclosure Package, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Pricing Disclosure Package when viewed in the context in which such results are described and the clinical state of development; and (iv) except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, since December 31, 2007, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

7

(S) Healthcare Regulation. (i) The Company and, to the knowledge of the Company, each of its directors, officers, employees, and agents is, and at all times has been, in material compliance with all applicable healthcare laws and regulations, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or pharmaceutical services (collectively, the “Health Care Laws”); (ii) neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company, in acting in such capacity, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other governmental or regulatory authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, set forth in any Health Care Law; (iii) neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under any Health Care Law, including, without limitation, 21 U.S.C. Section 335a; (iv) no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened, against the Company or, to the knowledge of the Company, any director, officer, employee, agent, employee or affiliate of the Company; (v) the Company has not received any notification, correspondence or any other written or oral communication from any governmental or regulatory entity (including, without limitation, the FDA, DEA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General) of potential or actual material non-compliance by, or liability of, the Company under any Health Care Law; (vi) the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory entity; and (vii) the manufacture of Company’s products by or, to the Company’s knowledge, on behalf of the Company is being conducted in compliance in all material respects with all applicable laws, including, without limitation, the FDA’s current good manufacturing practice regulations for products in the United States, and the respective counterparts thereof promulgated by governmental and regulatory authorities in countries outside the United States.

(T) Title to Property. The Company does not own any real property. The Company has good title to all other properties owned by it that are material to the business of the Company, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Pricing Disclosure Package and the Prospectus or (B) do not individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made as described in the Pricing Disclosure Package and the Prospectus of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Pricing Disclosure Package or the Prospectus, are in full force and effect, and, except as described in the Pricing Disclosure Package and the Prospectus, the Company has not received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, except claims, if determined adversely to the Company, that would not interfere in any material respect with the conduct of the business of the Company.

8

(U) Investment Company Act. The Company is not required, and upon the issuance and sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(V) Environmental Laws. The Company (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(W) Registration Rights. No person has any right to have any securities registered pursuant to the Registration Statement, which rights have not been waived or complied with, nor, except as set forth in the Pricing Disclosure Package and the Prospectus, are there any persons with rights to have any securities otherwise registered by the Company under the Securities Act.

(X) Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and the Exchange Act Regulations; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective.

(Y) Internal Control over Financial Reporting. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and the Exchange Act Regulations and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

9

(Z) Off-Balance Sheet Arrangements. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(AA) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

(BB) Listing Approval. The Common Stock has been approved for listing on the NASDAQ Capital Market, subject only to official notice of issuance.

(CC) FINRA Matters. Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or affiliates (within the meaning of FINRA Conduct Rule 5121(f)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, paragraph (rr) of the By-laws of FINRA) of any member firm of FINRA.

(DD) Payment of Taxes. The Company has filed all United States federal income tax returns that have been required to be filed and have paid all taxes shown thereon or otherwise assessed, which are due and payable. The Company has filed all other tax returns that are required to have been filed pursuant to applicable state, local or foreign law, and has paid all taxes shown thereon or otherwise assessed, which are due and payable. The Company has no tax deficiency that has been or, to the best knowledge of the Company, might be asserted or threatened against the Company that would have a Material Adverse Effect.

(EE) Insurance. The Company carries or is covered by insurance from financially sound insurers, based on such insurer’s rated claims paying abilities, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and at the same or a similar stage of development, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied in the past three years.

(FF) Statistical and Market-Related Data. Any third party statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(GG) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Disclosure Package or the Prospectus which is not so described.

10

(HH) Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(II) Commission Agreements. Except as described in the Pricing Disclosure Package and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the Prospectus under the caption “Use of Proceeds”).

(JJ) Prior Issuances. Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit or equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(KK) Anti-Corruption Laws. None of the Company or any director or officer, nor, to the Company’s knowledge, any affiliate or any employee, agent or representative of the Company or of any of its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company has conducted its businesses in material compliance with applicable anti-corruption laws.

(LL) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(MM) Compliance with Sanctions. Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by a person that is (I) the subject of any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), or (II) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

11

(1) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (I) to knowingly fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (II) knowingly in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(2) The Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(NN) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA.

Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2. (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 220,000 Offered Shares at the purchase price of $23.50 per share (the “Purchase Price”).

3. [Intentionally Omitted.]

4. a) Payment of the purchase price for, and delivery of, the Offered Shares shall be made at a closing to occur on or before February 4, 2013 or on such other date as may be agreed upon in writing by William Blair and the Company (the “Closing Date”), in accordance with Rule 15c6-1 promulgated under the Exchange Act. At the Closing Date, the Offered Shares to be purchased by the Underwriter, in certificated form and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, against payment of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance, at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018-1405 or as otherwise agreed to by the Company and the Underwriter.

(b) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof, including any additional documents requested by the Underwriter pursuant to Section 8(n) hereof, will be delivered at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018-1405 or remotely by facsimile or e-mail/.pdf transmission, as agreed to by the Company and the Underwriter. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

12

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be reasonably disapproved by William Blair promptly after reasonable notice thereof (other than an amendment or supplement which the Company believes, based on advice of legal counsel, it is required by law to file or use); to file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof if requested by you; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Offered Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request under the circumstances of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may reasonably request under the circumstances of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

13

(d) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, without the written consent of the Underwriter: (i) offer, pledge, sell, issue, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) other than for the sale of shares of Common Stock pursuant to that certain Underwriting Agreement, of even date herewith, by and between the Company and the Underwriter (the “Common Stock Underwriting Agreement”), file with the Commission a registration statement under the Securities Act relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to take any such action. The foregoing sentence shall not apply to (a) the Offered Shares to be sold hereunder, (b) the Company’s sale of shares of Common Stock pursuant to the Common Stock Underwriting Agreement, (c) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is described in the Pricing Disclosure Package and the Prospectus, (d) the grant by the Company of stock options or other stock-based awards (or the issuance of shares of Common Stock upon exercise thereof) to eligible participants pursuant to employee benefit or equity incentive plans of the Company described in the Pricing Disclosure Package and the Prospectus; provided that, prior to the grant of any such stock options or other stock-based awards pursuant to this clause (d) that vest within the Lock-Up Period, each recipient of such grant shall sign and deliver a lock-up agreement substantially in the form of Exhibit A hereto or (e) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company described in the Pricing Disclosure Package and the Prospectus to the Company’s “employees” (as that term is used in Form S-8). The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date of the Prospectus or such earlier date that the Underwriter consents to in writing. Notwithstanding the foregoing, if (A) during the last 17 days of the initial 90-day Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the initial 90-day Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the Lock-Up Period shall continue until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Underwriter of any earnings release, news or event that may give rise to an extension of the initial 90-day Lock-Up Period.

(e) To make generally available to its security holders (which may be satisfied by filing with the Commission’s Electronic, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

14

(f) To reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock issuable upon conversion of the Preferred Shares;

(g) To use the net proceeds received by it from the sale of the Offered Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NASDAQ Capital Market (the “Exchange”); and

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6. The Company further agrees with the Underwriter that:

(a) Without the prior consent of William Blair, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show; and

(c) If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to William Blair and, if requested by William Blair, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company covenants and agrees with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any of this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing the Common Stock and the shares of common stock issuable upon the conversion of the Preferred Stock on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood and agreed that, except as provided in this Section and Sections 9 and 12 hereof, in connection with hosting meetings with prospective purchasers of the Shares and investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, the Company and the Underwriter will each pay their own costs associated with travel, hotel accommodations and any other costs and expenses. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including without limitation the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

15

8. The obligations of the Underwriter hereunder, as to the Offered Shares to be delivered on the Closing Date, shall be subject, in the discretion of the Underwriter, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Goodwin Procter LLP, counsel for the Underwriter, shall have furnished to you such written opinion, together with a negative assurance letter, dated as of the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wyrick Robbins Yates & Ponton LLP, corporate and securities counsel for the Company, shall have furnished to you their written opinion, together with a negative assurance letter, addressed to you and dated as of the Closing Date, in form and substance reasonably satisfactory to you;

(d) Moore & Van Allen PLLC, intellectual property counsel for the Company, shall have furnished to you their written opinion, together with a negative assurance letter, addressed to you and dated as of the Closing Date, in form and substance reasonably satisfactory to you.

16

(e) At the time of the execution of this Agreement, the Underwriter shall have received from EisnerAmper LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) On the Closing Date, the Underwriter shall have received from EisnerAmper LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) The Underwriter shall have received a certificate of the chief executive officer and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no Material Adverse Effect since the date hereof or since the respective dates as of which information is given in the Prospectus or the Pricing Disclosure Package, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h) (i) The Company shall not have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or regulatory authority, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects (as such prospects are described in the Pricing Disclosure Package) of the Company otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(i) At the date of this Agreement, the Underwriter shall have received a lock-up agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule II hereto.

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus;

17

(k) The Company shall have filed a Notification: Listing of Additional Shares with the Exchange with respect to the Shares and shall have received no objection thereto from the Exchange;

(l) At the Closing Date, the Underwriter shall have received a certificate of the Secretary of the Company;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the second New York Business Day next succeeding the date of this Agreement; and

(n) The Company shall have furnished or caused to be furnished to the Underwriter at the Closing Date, such documents and opinions as the Underwriter may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Underwriter for any reasonable legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with the Underwriter Information.

(b) The Underwriter will indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information concerning such Underwriter furnished in writing by the Underwriter to the Company expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by the Underwriter under this Section 9(b) exceed the total underwriting discounts and commissions received by the Underwriter.

18

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

19

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. [Intentionally Omitted.]

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. This Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date if any condition specified in Section 8 is not satisfied prior to or on the Closing Date, and the option referred to in Section 4(b), if exercised, may be cancelled at any time prior to the Closing Date if any conditions specified in Section 8 is not satisfied prior to or on the Closing Date. Upon such termination, the Company shall then not be under any liability to the Underwriter except as provided in Sections 7 and 9 hereof.

13. [Intentionally Omitted.]

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, nationally recognized overnight courier, telex or facsimile transmission to William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, Fax Number: (312) 551-4646, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, nationally recognized overnight courier, or facsimile transmission with a copy sent by E-mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel.

20

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Shares shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

17. The Company acknowledges and agrees that (i) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (ii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has, in connection with the transactions contemplated hereby, rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriter with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Such counterparts may be delivered by facsimile or by e-mail delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof

21

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Remainder of page intentionally left blank]

22

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement among the Underwriter and the Company.

[Signature Pages Follow]

23

Very truly yours,

VENTRUS BIOSCIENCES, INC.

By:	/s/ Russell H. Ellison
Name: Russell H. Ellison Title: CEO

[Signature Page to Preferred Stock Underwriting Agreement]

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Mike Pitt
Name: Mike Pitt
Title: Managing Director Head of Equity Capital Markets: Syndicate

[Signature Page to Preferred Stock Underwriting Agreement]

SCHEDULE I

(a)	Number of shares of Series A Non-Voting Convertible Preferred Stock: 220,000
Initial price to public: $25.00
Underwriting Discount: $1.50

Simultaneous public offering of Common Stock: $14,500,000 gross proceeds

(b)	Issuer Free Writing Prospectuses: None.

SCHEDULE II

Persons subject to Lock-Up Agreement

1)	Anthony Altig

2)	Mark Auerbach

3)	Russell H. Ellison

4)	Joseph Felder

5)	Myron Z. Holubiak

6)	David J. Barrett

7)	JP Benya

Exhibit A

Form of Lock-Up Agreement

January __, 2013

Ladies and Gentlemen:

The undersigned understands that William Blair & Company (“William Blair”) proposes to enter into an Underwriting Agreement or Placement Agency Agreement (in each case, the "Agreement") with Ventrus Biosciences, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Offering") by William Blair of shares of the Company's common stock, $0.001 par value per share (the "Common Stock").

To induce William Blair  to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of William Blair it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Offering (the "Prospectus") (the "Lock-Up Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (2) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers or contributions of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, by will or intestacy or to an immediate family member or trust for the benefit of an immediate family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period, or (c) the sale of shares of Common Stock to William Blair or directly to investors, as the case may be, pursuant to the Agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the undersigned agrees that, without the prior written consent of William Blair, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

To the extent William Blair is at such time providing research coverage to the Company and subject to the restrictions set forth in FINRA Rule 2711(f)(4), if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event except that such extension will not apply if, (x) the Common Stock is an “actively traded security” (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (y) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by FINRA Rule 2711(f)(4) and (z) the provisions of FINRA Rule 2711(f)(4) do not restrict the publication or distribution, by William Blair, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

No provision in this agreement shall be deemed to restrict or prohibit the exercise, conversion or exchange by the undersigned of any option, warrant or other convertible security to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, in each case, that are outstanding on the date of the Agreement and of which William Blair has been advised in writing or that are described in the Prospectus, provided that the Common Stock acquired on such exercise, conversion or exchange remain subject to the restrictions imposed by this agreement.

The undersigned understands that the Company and William Blair are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

Any Common Stock acquired by the undersigned in the open market after the date of this agreement will not be subject to the restrictions set forth in this agreement. After the date of this agreement, the undersigned may at any time enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act relating to the sale of Common Stock, if then permitted by the Company, provided that the shares subject to such plan shall be subject to the restrictions set forth in this agreement during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that, if (i) the agreement is not executed by February 28, 2013, (ii) the Company notifies you in writing that it does not intend to proceed with the offering of Common Stock, (iii) the undersigned ceases to serve as an officer or director of the Company, or (iv) the Agreement shall be terminated (other than the provisions that survive termination thereof) prior to payment for and delivery of the securities to be sold pursuant thereto, the undersigned shall be released from his or her obligations under the provisions of this agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Agreement, the terms of which are subject to negotiation between the Company and William Blair, and there is no assurance that the Company and William Blair will enter into an Agreement with respect to the Offering or that the Offering will be consummated.

[Signature page follows]

Very truly yours,

______________________________________

(Name of Stockholder – Please Print)

______________________________________

(Signature)

Address: